Exhibit 99.3

RAINMAKER SYSTEMS, INC.

Unaudited Pro forma Condensed Combined Financial Statements

The following unaudited pro forma financial statements have been prepared to give effect to the July 19, 2007 acquisition of Qinteraction Limited (“Qinteraction”). The acquisition was accounted for using the purchase method of accounting. The unaudited pro forma balance sheet as of June 30, 2007, has been prepared as if this acquisition had occurred on this date. The unaudited pro forma statements of operations for the six months ended June 30, 2007, and for the fiscal year ended December 31, 2006, have been prepared as if the acquisition had occurred on January 1, 2006. The adjustments are described in the accompanying notes.

Rainmaker Systems, Inc. (“Rainmaker” or the “Company”) acquired Qinteraction pursuant to a stock purchase agreement. The purchase price was approximately $12.4 million which consisted of a cash payment of $7.0 million, 559,284 shares of Rainmaker common stock valued at approximately $4.8 million based on the 5-day average closing price of the stock for the period July 19, 2007 through July 25, 2007, and accumulated transaction costs of approximately $567,000 incurred through July 31, 2007. This purchase price is preliminary as all costs related to the transaction have not been settled. Additionally, the stock purchase agreement provides for a potential additional payment at the end of twelve months based on the achievement of certain financial milestones for the period ending June 30, 2008.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. The unaudited pro forma financial statements presented herein are based on the respective historical consolidated financial statements of Rainmaker and Qinteraction, and notes thereto. These unaudited pro forma financial statements do not include, nor do they assume, any benefits from cost savings or synergies of operations of the combined companies. Additionally, the unaudited pro forma statements of operations do not include any restructuring or integration costs that are expected to be incurred in connection with the acquisition.

The unaudited pro forma financial statements should be read in conjunction with, and are qualified by, the historical financial statements of Rainmaker contained in the Rainmaker Annual Report on Form 10-K for the year ended December 31, 2006, and Quarterly Report on Form 10-Q for the period ended June 30, 2007, as filed with the Securities and Exchange Commission on February 22, 2007, and August 7, 2007, respectively, and the historical financial statements of Qinteraction appearing elsewhere in the report to which this document is an exhibit.

Rainmaker Systems, Inc.

Pro forma Combined Balance Sheet (Unaudited)

June 30, 2007

(in thousands)

	Historical		Pro forma
	Rainmaker	Qinteraction	Adjustments			Combined
ASSETS
Current assets:
Cash and cash equivalents	$47,802	$251	$(7,000)	(1)		$41,053
Restricted cash	244	—	—			244
Accounts receivable, net	18,575	978	—			19,553
Prepaid expenses and other current assets	2,377	189	(567)	(1)		1,999

Total current assets	68,998	1,418	(7,567)			62,849

Property and equipment, net	5,618	2,693	211	(2)		8,522
Intangible assets, net	5,499	—	3,310	(3)		8,809
Goodwill	8,607	—	5,689	(4)		14,296
Other non-current assets	313	219	—			532

Total assets	$89,035	$4,330	$1,643			$95,008

LIABILITIES
Current liabilities:
Accounts payable	$25,914	$473	$—			$26,387
Accrued compensation and benefits	2,031	377	—			2,408
Other accrued liabilities	2,932	306	—			3,238
Deferred revenue	3,404	—	—			3,404
Current portion of notes payable	1,834	—	—			1,834
Current portion of long-term debt	—	421	(421)	(5)		—

Total current liabilities	36,115	1,577	(421)			37,271

Deferred tax liability	98	—	—			98
Long-term deferred revenue	420	—	—			420
Other long-term liabilities	—	—	—			—
Notes payable, less current portion	1,333	—	—			1,333
Loans from stockholders	—	1,122	(1,122)	(5)		—
Long-term debt, less current portion	—	64	(64)	(5)		—

Total liabilities	37,966	2,763	(1,607)			39,122

Stockholders’ equity:
Preferred stock	—	—	—			—
Common stock	18	1,034	(1,033)	(1	),(6)	19
Additional paid in capital	109,633	5,663	(847)	(1	),(6)	114,449
Accumulated deficit	(58,453)	(5,476)	5,476	(6)		(58,453)
Accumulated other comprehensive (loss) income	(129)	346	(346)	(6)		(129)

Total stockholders’ equity	51,069	1,567	3,250			55,886

Total liabilities and stockholders’ equity	$89,035	$4,330	$1,643			$95,008

See accompanying notes to pro forma condensed combined financial statements.

RAINMAKER SYSTEMS, INC.

Pro forma Combined Statements of Operations (Unaudited)

For the six months ended June 30, 2007

(in thousands)

	Historical		Pro forma
	Rainmaker	Qinteraction	Adjustments		Combined
Net revenue	$34,307	$4,231	$—		$38,538
Cost of services	17,668	2,184	—		19,852

Gross margin	16,639	2,047	—		18,686
Operating expenses:
Sales and marketing	3,428	66	22	(7)	3,516
Technology and development	5,148	157	11	(7)	5,316
General and administrative	4,860	1,146	43	(7)	6,049
Depreciation and amortization	2,337	324	657	(8)	3,318

Total operating expense	15,773	1,693	733		18,199

Operating income	866	354	(733)		487
Interest and other income (expense), net	520	(87)	—		433

Income before income tax expense	1,386	267	(733)		920
Income tax expense	261	50	(138)	(9)	173

Net income	$1,125	$217	$(595)		$747

Basic net income per share					$0.05

Diluted net income per share					$0.04

Weighted average common shares
Basic	16,040		559	(10)	16,599

Diluted	17,782		629	(11)	18,411

See accompanying notes to pro forma condensed combined financial statements.

RAINMAKER SYSTEMS, INC.

Pro forma Combined Statements of Operations (Unaudited)

For the year ended December 31, 2006

(in thousands)

	Historical		Pro forma
	Rainmaker	Qinteraction	Adjustments		Combined
Net revenue	$48,921	$6,849	$—		$55,770
Cost of services	24,385	3,466	—		27,851

Gross margin	24,536	3,383	—		27,919
Operating expenses:
Sales and marketing	4,250	98	43	(7)	4,391
Technology and development	5,990	301	22	(7)	6,313
General and administrative	7,483	2,256	87	(7)	9,826
Depreciation and amortization	3,299	695	1,463	(8)	5,457

Total operating expense	21,022	3,350	1,615		25,987

Operating income	3,514	33	(1,615)		1,932
Interest and other income (expense), net	187	(207)			(20)

Income before income tax expense	3,701	(174)	(1,615)		1,912
Income tax expense	298	43	(131)	(9)	210

Net income (loss)	$3,403	$(217)	$(1,484)		$1,702

Basic net income per share					$0.12

Diluted net income per share					$0.11

Weighted average common shares
Basic	13,662		559	(10)	14,221

Diluted	14,568		629	(11)	15,197

See accompanying notes to pro forma condensed combined financial statements.

RAINMAKER SYSTEMS, INC.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)

1.	PRELIMINARY PURCHASE PRICE ALLOCATION

On July 19, 2007, Rainmaker entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Qinteraction. This transaction was accounted for under the purchase method of accounting. The consideration paid at closing consisted of the following:

•	$7.0 million in cash.
•

559,284 shares of Rainmaker common stock valued at approximately $4.8 million based upon the five-day average closing price of $8.61 per share for the trading days July 19, 2007 through July 23, 2007. This represents the period beginning two trading days prior to and ending two trading days subsequent to July 23, 2007, the date on which the transaction was announced.

The purchase price allocation is preliminary as all costs related to the acquisition have not been settled. The Company has incurred approximately $567,000 in accumulated transaction costs through July 31, 2007. Additionally, the Purchase Agreement provides for a potential additional payment at the end of twelve months based on the achievement of certain financial milestones for the period ending June 30, 2008, that could add to the purchase price if achieved. The preliminary purchase price allocation is as follows:

Cash and cash equivalents	$202
Accounts receivable, net	1,067
Other current assets	220
Property and equipment , net	2,904
Other long-term assets	223
Customer relationships	3,310
Goodwill	5,689
Accounts payable and accrued liabilities	(1,232)

Total preliminary allocated purchase price	$12,383

2.	PRO FORMA ADJUSTMENTS

Pro forma condensed combined balance sheet adjustments (1) through (6) below assume that the acquisition occurred as of June 30, 2007. Pro forma condensed combined statements of operations adjustments (7) through (11) below assume that the acquisition occurred on January 1, 2006. Certain amounts in the Qinteraction statements of operations have been reclassified to conform to the classifications used by Rainmaker.

(1)	To record the consideration paid at closing consisting of $7.0 million in cash, 559,284 shares of Rainmaker common stock valued at approximately $4.8 million, and acquisition costs of approximately $567,000 incurred through July 31, 2007.

(2)	To adjust property and equipment acquired to fair value.

(3)	To record acquired intangible assets of $3.3 million in customer relationships.

(4)	To record acquired goodwill.

(5)	To eliminate Qinteraction debt not acquired by Rainmaker.

(6)	To eliminate Qinteraction equity balances.

(7)	To record stock compensation expense for the vesting of restricted share awards issued to certain employees of Qinteraction that accepted employment with Rainmaker in connection with the acquisition. Rainmaker issued 70,000 shares of restricted common stock at $8.67 per share. The restricted common stock awards have a four year vesting term.

(8)	To record depreciation and amortization expense based upon the change in fair value of property and equipment and the acquisition of intangible assets. Estimated useful lives for property and equipment range from 2 to 5 years. Estimated useful life for acquired customer relationship intangible asset is 5 years. Customer relationships are being amortized on an accelerated basis that matches the estimated future cash flows of the intangible asset while property and equipment is being amortized on a straight-line basis.

(9)	To record income tax expense associated with the pro forma adjustments reflected above using Rainmaker’s effective tax rate of 18.8% for the six months ended June 30, 2007, and 8.1% for the year ended December 31, 2006.

(10)	To record 559,284 common shares issued as purchase consideration.

(11)	To record 559,284 common shares issued as purchase consideration and 70,000 restricted share awards issued to certain employees of Qinteraction that accepted employment with Rainmaker in connection with the acquisition.